EXHIBIT 99.1

THIRD SETTLEMENT AGREEMENT

This Third Settlement Agreement (the “Agreement”), is dated this 2nd day of March, 2012 (the “Effective Date”), by and among Bradley M. Tirpak (“Tirpak”), Craig W. Thomas (“Thomas”), Shareholder Advocates for Value Enhancement (“SAVE” and, together with Tirpak and Thomas, the “SAVE Group”), USA Technologies, Inc., a Pennsylvania corporation (the “Company”) and the other parties signatory hereto.

WHEREAS, on February 4, 2010, the Company, the SAVE Group, Peter A. Michel (“Michel”), Alan J. Gotcher (“Gotcher”), and the other parties signatory thereto entered into a Settlement Agreement (the “First Settlement Agreement”);

WHEREAS, on May 19, 2011, the Company, the SAVE Group, Michel, Gotcher, and the other parties signatory thereto entered into a Second Settlement Agreement (the “Second Settlement Agreement” and, together with the First Settlement Agreement, the “Prior Settlement Agreements”); and

WHEREAS, the Company and the SAVE Group have  come to an agreement with respect to the composition of the Company’s board of directors (the “Board”), the resignation by Tirpak from the Board, and certain other matters related to the 2012 annual meeting of shareholders of the Company (the “2012 Annual Meeting”), as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the respective covenants hereinafter set forth, the parties, intending to be legally bound hereby, agree as follows:

1.     Settlement Resolutions.  The Board has adopted resolutions effective as of the Effective Date and attached hereto as Exhibit A (the “Settlement Resolutions”), pursuant to which the Board has, among other things, approved the terms and conditions set forth in this Agreement.

2.     Board Matters; Board Appointments; 2012 Annual Meeting.

(a) The Company, pursuant to the Settlement Resolutions and effective as of the Effective Date, has accepted the resignation of Tirpak from the Board, provided, that Tirpak shall receive his director fees through the end of March 2012.  A copy of the resignation letter of Tirpak is attached hereto as Exhibit B.

(b) In accordance with the First Settlement Agreement and the amendments to the Company’s By-laws adopted in connection therewith, the Company reaffirms that up to and including the 2012 Annual Meeting, the Board shall consist of one (1) class of directors, and upon election, including at the 2012 Annual Meeting, all directors shall serve for one (1) year terms.

(c)  Effective as of the Effective Date, the Board, pursuant to the Settlement Resolutions, has agreed to hold the 2012 Annual Meeting no later than June 30, 2012.

3.     No Amendment to By-laws. The Company agrees that it shall not repeal, amend or modify the By-law Amendments attached as Exhibit B to the First Settlement Agreement, including by taking any action that would have the effect of repealing, amending or modifying a By-law Amendment, unless (i) at least 66% of the independent directors of the Company then in office shall have approved such amendment, repeal or modification, and (ii) during the period of time up to and including the 2012 Annual Meeting, Tirpak approves such repeal, amendment or modification.

4.     SAVE Release.  Except for the obligations assumed by the Company and its Board pursuant to this Agreement and the Prior Settlement Agreements, the SAVE Group, for itself and for its members, predecessors, heirs, personal representatives, successors and assigns, hereby fully, forever, irrevocably and unconditionally remises and releases the Company and (a) any subsidiary, related and affiliated companies, (b) its predecessors, successors and assigns and (c) its current and past officers and directors, including but not limited to Stephen P. Herbert, Douglas M. Lurio, Joel Brooks, Steven D. Barnhart, Jack E. Price, Frank A. Petito, III, Steve G. Illes, Deborah G. Arnold (the “Non-SAVE Company Directors”), agents and employees and their respective family members, predecessors, heirs, personal representatives, successors and assigns (the Company and the persons and entities included in subparagraphs (a) (b) and (c) are hereinafter referred to jointly and severally as the “Company Released Parties”) of and from any and all claims, complaints, causes of action, suits, damages, costs, attorneys’ fees, charges, liabilities and obligations of any kind, nature or description whatsoever, which any of them ever had, now have or hereafter can, shall or may have, against the Company Released Parties, whether now known or unknown, in law or in equity, in contract or in tort, pursuant to statute or otherwise, and whether asserted or unasserted and liquidated or unliquidated, arising out of, based upon or related to any action taken or not taken by the Company Released Parties occurring from the beginning of time to the date of this Agreement.

5.     Company Release.  Except for the obligations assumed by the SAVE Group pursuant to this Agreement and the Prior Settlement Agreements, (i) the Company, for itself and for (a) its subsidiaries, related and affiliated companies, as applicable, (b) its predecessors, successors and assigns and (c) its current and past officers and directors, including but not limited to the Non-SAVE Company Directors, agents and employees, and (ii) the Non-SAVE Company Directors, each for himself and his respective family members, predecessors, heirs, personal representatives, successors and assigns, in each case hereby fully, forever, irrevocably and unconditionally covenant not to sue and  remise and release the SAVE Group, Tirpak, in his capacity as a director of the Company, and each of their respective family members, predecessors, heirs, agents, personal representatives, successors and assigns (collectively referred to hereinafter jointly and severally as the “SAVE Released Parties”) of and from any and all claims, complaints, causes of action, suits, damages, costs, attorneys’ fees, charges, liabilities and obligations of any kind, nature or description whatsoever, which any of them ever had, now have or hereafter can, shall or may have, against the SAVE Released Parties, whether now known or unknown, in law or in equity, in contract or in tort, pursuant to statute or otherwise, and whether asserted or unasserted and liquidated or unliquidated, arising out of, based upon or related to any action taken or not taken by the SAVE Released Parties occurring from the beginning of time to the date of this Agreement.

6.     Expenses. Concurrently with the execution of this Agreement, pursuant to wire instructions provided to the Company prior to the date hereof, the Company shall reimburse SAVE for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with the negotiation and execution of this Agreement, provided, that such reimbursement shall not exceed $10,000 in the aggregate.  If any party to this Agreement brings an action or other legal proceeding with respect to this Agreement against another party to this Agreement, the party that is found to have been in violation of this Agreement shall be responsible for all out-of-pocket and documented fees and expenses (including reasonable out-of-pocket and documented attorneys’ fees, costs and expenses) incurred by the prevailing party. Except as otherwise provided in this Section, all attorneys’ fees, costs and expenses incurred by each of the parties hereto shall be borne by such party.

7.     Representations, Warranties and Covenants.

(a)   The members of the SAVE Group represent, warrant and covenant, each as to himself, as follows:

(i)     Each member of the SAVE Group has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

(ii)    This Agreement has been duly and validly authorized, executed and delivered by each member of the SAVE Group, constitutes a valid and binding obligation and agreement of each such member and is enforceable against each such member in accordance with its terms.

(iii)   Each member of the SAVE Group’s execution of this Agreement and the performance by each member of the SAVE Group’s obligations hereunder does not and will not violate any law, any order of any court or other agency of government.

(b)   The Company hereby represents, warrants and covenants as follows:

(i)     The Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

(ii)    This Agreement has been duly and validly authorized, executed and delivered by the Company, does not require the approval of the shareholders of the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms.

(iii)   The Company’s execution of this Agreement and the performance by the Company of its obligations hereunder does not and will not violate any law, any order of any court or other agency of government, the articles of incorporation or by-laws of the Company, as amended, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of, or give rise to, any lien, charge, restriction, claim, encumbrance or adverse penalty of any nature whatsoever pursuant to any such indenture, agreement or other instrument.

8.     Specific Performance.  Each of the members of the SAVE Group, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that such injury would not be adequately compensable in damages.  It is accordingly agreed that the members of the SAVE Group, on the one hand, and the Company, on the other hand, shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other party hereto will not take any action, directly or indirectly, in opposition to the party seeking relief on the grounds that any other remedy or relief is available at law or in equity, and each party further agrees to waive any requirement for the security or posting of any bond in connection with such remedy.  In the event any party brings an action to enforce any of the terms of this Agreement, such action shall only be brought in the United States District Court for the Eastern District of Pennsylvania.

9.      Form 8-K. Within four business days following the execution and delivery of this Agreement, the Company shall file a Current Report on Form 8-K with the SEC disclosing and attaching as an exhibit this Agreement (the “Form 8-K”). Attached as Exhibit C is the agreed upon 8-K filing.  None of the parties hereto will make any public statements or issue any press releases (including in any filings with the SEC or any other regulatory or governmental agency, including any stock exchange) concerning or relating to this Agreement other than the statements in the Form 8-K.

10.    No Waiver.  Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

11.    Successors and Assigns.  All the terms and provisions of this Agreement shall inure to the benefit of, and shall be enforceable by and binding upon, the heirs, personal representatives, successors and assigns of each of the parties hereto.  No party may assign either this Agreement or any of its rights, interest or obligations hereunder without the prior written approval of the other parties.

12.    Entire Agreement; Amendments; Interpretation and Construction; First Settlement Agreement.

(a)    This Agreement, including the Exhibits hereto, together with the Prior Settlement Agreements, contains the entire understanding of the parties with respect to the subject matter hereof.  There are no restrictions, agreements, promises, representations, warranties, covenants or other undertakings other than those expressly set forth in this Agreement taken together with the Prior Settlement Agreements.  This Agreement may be amended only by a written instrument duly executed by the Company and the SAVE Group or their respective heirs, personal representatives, successors or assigns.  Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of such counsel.  Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein.  Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

(b)    The parties hereto agree that, the Prior Settlement Agreements, as amended to date, shall remain in full force and effect, binding and enforceable against the parties thereto, and nothing contained herein shall be construed as amending, modifying or superseding any terms, provisions or obligations under the Prior Settlement Agreements.

13.    Headings.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14.    Notices.  All notices, demands and other communications to be given or delivered under, or by reason of, the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) upon sending (on the date sent if a business day, or if not sent on a business day, the first business day thereafter) if sent by facsimile, with electronic confirmation thereof, provided, however, that a copy is sent on the same day by registered mail, return receipt requested, in each case to the appropriate mailing and facsimile addresses set forth below, (c) one (1) day after being sent by a nationally recognized overnight carrier to the addresses set forth below or (d) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt):

If to the Company:

USA Technologies, Inc.
Suite 140
100 Deerfield Lane
Malvern, PA 19355
Attn:	Stephen P. Herbert
Chairman and Chief Executive Officer
Facsimile:	610-989-0704

If to the SAVE Group (or any member thereof):

Shareholder Advocates for Value Enhancement
c/o Bradley M. Tirpak
50 Orchard Street
New York, New York 10002
Attn:	Bradley M. Tirpak
Facsimile:	+44 207 479 7710

with a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky, LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attn:	Steve Wolosky
Facsimile:	212-451-2222

in each case, or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth in this section.

15.    Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without reference to the conflict of laws principles thereof.

16.    Counterparts.  This Agreement may be executed in counterparts and by facsimile or e-mail in portable documents format (.pdf), each of which shall be an original, but all of which together shall constitute one and the same Agreement.

17.    Severability.  If any provision or clause of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, such provision or clause shall be deemed amended to conform to applicable laws so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the parties, such provision shall be stricken, and the remaining provisions hereof will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby so long as the transactions contemplated hereby are not affected in any manner materially adverse to any party.

18.    No Third Party Beneficiaries.  This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other person.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

USA TECHNOLOGIES, INC.

By: /s/ Stephen P. Herbert	By: /s/ Stephen P. Herbert
Name: Stephen P. Herbert	Name: Stephen P. Herbert
Title: Chairman and Chief Executive Officer	Title: Director

By: /s/ Steven D. Barnhart
Name: Steven D. Barnhart
Title: Director

By: /s/ Jack E. Price
Name: Jack E. Price
Title: Director

By: /s/ Joel Brooks
Name: Joel Brooks
Title: Director

By: /s/ Douglas M. Lurio
Name: Douglas M. Lurio
Title: Director

By: /s/ Frank A. Petito, III
Name: Frank A. Petito, III
Title: Director

By: /s/ Steve G. Illes
Name: Steve G. Illes
Title: Director

By: /s/ Deborah G. Arnold
Name: Deborah G. Arnold
Title: Director

SHAREHOLDER ADVOCATES FOR VALUE ENHANCEMENT

By: /s/ Bradley M. Tirpak
Name: Bradley M. Tirpak
Title: Committee Member

By: /s/ Craig W. Thomas
Name: Craig W. Thomas
Title: Committee Member

/s/ Bradley M. Tirpak
Name: Bradley M. Tirpak, individually

/s/ Craig W. Thomas
Name: Craig W. Thomas, individually

Exhibit A
Settlement Resolutions

Resolutions to be Adopted at a Meeting of the Board of Directors
of USA Technologies, Inc. (the “Company”)

WHEREAS, the Board of Directors believes it is in the best interests of the Company to enter into that certain Third Settlement Agreement as of the date hereof and attached hereto as Annex A (the “Third Settlement Agreement”), and to take the steps set forth in the Third Settlement Agreement.

NOW, THEREFORE, in connection with the foregoing, the Board of Directors hereby adopts the following resolutions:

ACCEPTANCE OF RESIGNATION OF BRADLEY TIRPAK

RESOLVED, that the Company hereby acknowledges receipt from Bradley Tirpak of his letter resigning as a director effective as of the date of the Third Settlement Agreement, and the Company hereby accepts the resignation of Bradley Tirpak as a director, provided that Mr. Tirpak shall receive his director fees though the end of March 2012.

APPROVAL OF THIRD SETTLEMENT AGREEMENT

RESOLVED, that the Company be, and it hereby is, authorized and empowered to enter into, execute, deliver and perform its obligations under the Third Settlement Agreement, that  the Third Settlement Agreement is hereby approved substantially in the form presented to the Board, that any one or more of the officers of the Company, including without limitation, the President, any Vice President, the Secretary or the Assistant Secretary of the Company, be, and each of them hereby is, authorized and empowered, in the name of and on behalf of the Company, to enter into, execute and deliver the Third Settlement Agreement, such approval to be conclusively evidenced by his or their execution and delivery thereof and that the Third Settlement Agreement shall be the valid obligation of and binding upon the Company in the form and content in which it is so executed.

2012 ANNUAL MEETING OF SHAREHOLDERS

RESOLVED, that the Company shall hold the 2012 Annual Meeting of Shareholders by no later than June 30, 2012.

GENERAL AUTHORIZATION

RESOLVED, that the directors and officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name of and on behalf of the Company, to do and perform, or cause to be done and performed, all such acts, deeds and things to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates as each such officer or officers may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions.

RESOLVED, that all actions previously taken by any director, officer, employee or agent of the Company in connection with or related to the matters set forth in or reasonably contemplated or implied by the foregoing resolutions be, and each of them hereby is, adopted, ratified, confirmed and approved in all respects as the acts and deeds of the Company.

Exhibit B

Letter of Resignation

Board of Directors
USA Technologies, Inc.
100 Deerfield Lane, Suite 140
Malvern, PA 19355

Re: Resignation

Ladies and Gentlemen:

I, Bradley M. Tirpak, hereby resign as a member of the Board of Directors of USA Technologies, Inc., a Pennsylvania corporation (the “Company”), and from all related memberships on committees thereof, effective upon the full execution of that certain Third Settlement Agreement dated February [   ], 2012, by and between Bradley M. Tirpak, Craig W. Thomas, Shareholder Advocates for Value Enhancement, the Company, and the other parties signatory hereto.

Dated: __________________, 2012

Sincerely,

Bradley M. Tirpak

Exhibit C

Form 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February __, 2012

USA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 140
Malvern, Pennsylvania 19355
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 610-989-0340

n/a
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)     On February __, 2012, Bradley M. Tirpak resigned as a member of the Board of Directors of USA Technologies, Inc. (the “Company”).

Item 8.01. Other Events

On February __, 2012, the Company, Shareholder Advocates For Value Enhancement, Bradley M. Tirpak, and Craig W. Thomas (jointly and severally, the “SAVE Group”), and certain other parties, entered into a Third Settlement Agreement (the “Third Settlement Agreement”).

Pursuant to the Third Settlement Agreement, the Company accepted the resignation of Bradley M. Tirpak as a Director of the Company. As a result of Mr. Tirpak’s resignation, there will not be any nominee of the SAVE Group serving on the Board of Directors. Therefore, the Company has agreed that through the time of the 2012 annual meeting of shareholders of the Company, it will not repeal, amend or modify any of the amendments to the bylaws adopted by the Company pursuant to the Settlement Agreement dated February 4, 2010 between the Company, the SAVE Group, and certain other parties, unless Mr. Tirpak shall have approved any such repeal, amendment or modification.

A copy of the Third Settlement Agreement is filed with this Form 8-K and attached hereto as Exhibit 99.1. The foregoing description of the Third Settlement Agreement is qualified in its entirety by reference to the full text of the Third Settlement Agreement, which is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits

99.1	Third Settlement Agreement dated February __, 2012 by and among USA Technologies, Inc., Shareholder Advocates for Value Enhancement, Bradley M. Tirpak, Craig W. Thomas, and certain other parties

SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

Dated: February __, 2012	By:
Stephen P. Herbert,
Chairman and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description of Exhibit

99.1	Third Settlement Agreement dated February __, 2012 by and among USA Technologies, Inc., Shareholder Advocates for Value Enhancement, Bradley M. Tirpak, Craig W. Thomas, and certain other parties